UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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GRAHAM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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GRAHAM CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 28, 2005
      The 2005 annual meeting of stockholders of Graham Corporation will be held at the Holiday Inn-Airport, 911 Brooks Avenue, Rochester, New York 14624, on Thursday, July 28, 2005, at 11:00 a.m., Eastern Time, for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect three Directors.

2. To ratify the selection of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2006.

3. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.
      The Board of Directors has fixed the close of business on June 10, 2005 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournments of the annual meeting.
      Stockholders who do not expect to be present at the annual meeting should complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required for the mailing of proxy cards within the United States.

BY ORDER OF THE BOARD OF DIRECTORS

WILLIAM C. JOHNSON
President & Chief Executive Officer
Dated: June 28, 2005

GRAHAM CORPORATION
20 Florence Avenue
Batavia, New York 14020
PROXY STATEMENT
        We are furnishing this proxy statement to our stockholders in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting of stockholders for our fiscal year ended March 31, 2005 (“Fiscal Year 2005”), as well as for use at any adjournment of the annual meeting, for the following purposes:

•	To elect three Directors.

•	To approve the selection of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2006 (“Fiscal Year 2006”).

•	To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.
      The annual meeting will be held on Thursday, July 28, 2005, at 11:00 a.m., Eastern Time, at the Holiday Inn-Airport, 911 Brooks Avenue, Rochester, New York 14624. This proxy statement and the accompanying form of proxy are being first mailed to our stockholders on or about June 28, 2005.
Record Date and Shares Outstanding
       The record date for the annual meeting is June 10, 2005. Our records indicate that as of June 10, 2005 there were 1,727,932 shares of our common stock issued and outstanding. No other classes of our stock are issued or outstanding. If you were a holder of record of our common stock on June 10, 2005, then you are entitled to one vote at the annual meeting for each share of our common stock that you held on that date. A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our By-laws, the holders of record of a majority of the shares entitled to vote at the annual meeting will constitute a quorum.
Proxy Cards and Voting
       If we receive the enclosed proxy, properly executed, in time to be voted at the annual meeting, the Board of Directors will vote the shares represented by it in accordance with the instructions marked on the proxy. Executed proxies without instructions marked on them will be voted FOR each of the nominees for election as Director and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for Fiscal Year 2006.
      Under our By-laws, Directors are elected by a plurality of the votes cast at the annual meeting. The vote required for approval of any other matter before the annual meeting is a majority of shares present in person or by proxy and entitled to vote on the matter. Under Delaware law, the state in which we are incorporated, the total votes received, including abstentions and votes on routine matters by brokers holding shares in “street name” or in some other fiduciary capacity, are counted in determining the presence of a quorum at the annual meeting. With respect to the election of Directors, votes may be cast for or withheld from voting for any or all Director nominees. Votes that are withheld will have no effect on the election of Directors, other than for purposes of establishing a quorum. Abstentions may be specified on all proposals other than the election of Directors and will be counted as present for purposes of the matter with respect to which the abstention is noted. Therefore, under our By-laws and under Delaware law, assuming the presence of a quorum at the annual meeting, non-votes by brokers will have no effect on any proposal to be acted upon at the annual meeting. However, abstentions will have the effect of “no”

votes with respect to ratifying the appointment of Deloitte & Touche LLP as our independent auditors for Fiscal Year 2006.
Revocability of Proxies
       Your presence at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time prior to its exercise at the annual meeting by:

•	delivering to our corporate secretary a written notice of revocation prior to the annual meeting;

•	delivering to our corporate secretary a duly executed proxy bearing a later date; or

•	attending the annual meeting and filing a written notice of revocation with our corporate secretary and voting in person.
      Notices of revocation and revised proxies should be sent to our corporate secretary at the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. In addition, notices of revocation and revised proxies can be delivered in person to our corporate secretary or his agents at the annual meeting.
Solicitation of Proxies
       This proxy solicitation is made by the Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally or by telephone or other telecommunication. We will not compensate our Directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
       The table below sets forth the beneficial ownership of our common stock as of June 10, 2005 by:

•	each person who is known to us, based on reports filed with the Securities and Exchange Commission, to own beneficially more than 5% of our common stock;

•	each of our “named executive officers” as of that date (See “Executive Compensation” on page 10);

•	each of our Directors and Director nominees who beneficially owns shares of our common stock; and

•	all of our executive officers and Directors as a group.
      We have calculated beneficial ownership based upon the requirements promulgated by the Securities and Exchange Commission. Unless otherwise indicated below in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder and the designated address of each individual listed in the table is as follows: Graham Corporation, 20 Florence Avenue, Batavia, New York 14020.

COMMON STOCK OWNERSHIP TABLE

Common Stock Beneficially Owned

	Number of		Percentage of
Name of Beneficial Owner	Shares		Class

Employee Stock Ownership Plan of Graham Corporation	100,936	(3)	5.8%
Dimensional Fund Advisors, Inc.	91,768	(4)	5.3%
Van Den Berg Management	146,580	(5)	8.5%
Helen H. Berkeley(1)	122,307	(6)	7.0%
Jerald D. Bidlack(1)	31,250	(7)	1.8%
William C. Denninger(1)	4,250	(8)	*
J. Ronald Hansen(2)	12,920	(9)	*
William C. Johnson(1)(2)	18,000	(10)	1.0%
H. Russel Lemcke(1)	38,000	(11)	2.2%
James R. Lines(2)	14,314	(12)	*
James J. Malvaso(1)	4,250	(13)	*
Stephen P. Northrup(2)	25,555	(14)	1.5%
Cornelius S. Van Rees(1)	21,050	(15)	1.2%
All executive officers and Directors as a group (10 persons)	291,896	(16)	15.8%

*	Less than 1%.
(1)	Director.

(2)	Executive officer.

(3)	The Employee Benefits Committee of our Board of Directors administers the Employee Stock Ownership Plan of Graham Corporation (the “ESOP”). The Board of Directors has appointed an unrelated corporate trustee for the ESOP. The Employee Benefits Committee instructs the ESOP trustee regarding investment of funds contributed to the ESOP. Each member of the Employee Benefits Committee disclaims beneficial ownership of the shares held in the ESOP. The ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the suspense account are voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, provided such instructions do not conflict with the ESOP trustee’s fiduciary obligations under ERISA. As of June 10, 2005, all 100,936 shares were allocated to participants under the ESOP and no shares were unallocated.

(4)	Dimensional Fund Advisors, Inc.’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 91,768 shares of our stock as of December 31, 2004, all of which shares are held in the portfolios of four investment companies, each of which is registered under the Investment Company Act of 1940. Dimensional Fund Advisors, Inc. furnishes investment advice to each of the four investment companies but disclaims beneficial ownership of all of the shares held by the investment companies and reported in the table above.

(5)	Van Den Berg Management’s address is 805 Las Cimas Parkway, Suite 430, Austin, Texas 78746.

(6)	Includes 15,000 shares that Mrs. Berkeley may acquire within 60 days upon exercise of stock options.

(7)	Includes 12,000 shares that Mr. Bidlack may acquire within 60 days upon exercise of stock options.

(8)	Includes 4,250 shares that Mr. Denninger may acquire within 60 days upon exercise of stock options.

(9)	Includes 4,200 shares that Mr. Hansen may acquire within 60 days upon exercise of stock options and 720 shares held by the ESOP trustee and allocated to Mr. Hansen’s account, as to which Mr. Hansen has sole voting power but no dispositive power, except in limited circumstances.
(10)	Includes 18,000 shares that Mr. Johnson may acquire within 60 days upon exercise of stock options.

(11)	Includes 20,000 shares that Mr. Lemcke may acquire within 60 days upon exercise of stock options.

(12)	Includes 13,200 shares that Mr. Lines may acquire within 60 days upon exercise of stock options and 1,114 shares held by the ESOP trustee and allocated to Mr. Lines’s account, as to which Mr. Lines has sole voting power but no dispositive power, except in limited circumstances.

(13)	Includes 4,250 shares that Mr. Malvaso may acquire within 60 days upon exercise of stock options.

(14)	Includes 16,200 shares that Mr. Northrup may acquire within 60 days upon exercise of stock options and 1,355 shares held by the ESOP trustee and allocated to Mr. Northrup’s account, as to which Mr. Northrup has sole voting power but no dispositive power, except in limited circumstances.

(15)	Includes 12,000 shares that Mr. Van Rees may acquire within 60 days upon exercise of stock options.

(16)	See footnotes 6 through 15 to this table. Includes 119,100 shares that members of the group may acquire within 60 days upon exercise of stock options and 3,189 shares allocated to the named executive officers under the ESOP, as to which the named executive officers may exercise voting power, but not dispositive power, except in limited circumstances.

PROPOSAL 1:
ELECTION OF DIRECTORS
       Our Board of Directors currently consists of seven members. Our By-laws provide for a classified Board of Directors consisting of three classes of Directors, with each class serving a staggered three-year term. As a result, only a portion of our Board of Directors is elected each year.
      Our By-laws require mandatory retirement at age 75 for Directors who become members of the Board for the first time after October 2002. No retirements pursuant to this provision occurred during Fiscal Year 2005.
      Three of our seven Directors are to be elected by our stockholders at the annual meeting, each to hold office for a three-year term expiring in 2008 or until his successor is duly elected and qualified.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES
TO SERVE AS DIRECTORS
       Unless authority to vote for one or more of the Director nominees is specifically withheld, proxies will be voted FOR the election of all of the nominees. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a Director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute nominees as they, in their discretion, determine.
      The table below sets forth information concerning each of the Director nominees whose term in office expires at the annual meeting.
Nominees Proposed for Election as Directors
for a Three-Year Term Expiring in 2008

Name and Background	Director Since	Term Expires

William C. Denninger, age 54, has served as Senior Vice President-Finance and Chief Financial Officer of Barnes Group, Inc. in Bristol, Connecticut, since 2000. Before joining Barnes, and from 1993 to 2000, he served as Vice President-Finance and Chief Financial Officer of BTR, Inc. in Stamford, Connecticut.	2003	2005

H. Russel Lemcke, age 65, has served as President of H. Russel Lemcke Group, Inc., which specializes in strategic business development, including mergers, acquisitions and joint ventures, since 1990. Mr. Lemcke serves as a board member of Sensus Metering Systems, Inc., in Raleigh, North Carolina. Sensus is a global manufacturer of utility metering products and systems.	1996	2005

Cornelius S. Van Rees, age 76, was a partner in the New York City law firm of Thacher Proffitt & Wood until his retirement in 1994. Mr. Van Rees received his law degree in 1954 from Columbia University. He serves as Secretary of the Company.	1969	2005

      The table below sets forth information concerning each Director whose term in office does not expire at the annual meeting.
Directors Whose Terms Do Not Expire
at the Annual Meeting

Name and Background	Director Since	Term Expires

Helen H. Berkeley, age 76, is a private investor.	1998	2006
Jerald D. Bidlack, age 69, has served as President of Griffin Automation, Inc., a manufacturer of special automation machinery and systems located in West Seneca, New York, since 1992. He serves also as a trustee of Keuka College, which is located in Penn Yan, New York.	1985	2007
William C. Johnson, age 42, is our President and Chief Executive Officer. Before joining us in November 2004, Mr. Johnson had served since October 1999 as Senior Vice President and General Manager of ESAB Welding and Cutting Equipment, a manufacturer of welding equipment and cutting machines. In this capacity, Mr. Johnson was responsible for operations comprising $100 million in annual sales.	2004	2006
James J. Malvaso, age 55, has served as President and Chief Executive Officer of The Raymond Corporation, located in Greene, New York, since 1997. Previously, and from 1993 to 1996, he served as Chief Operating Officer and Vice President-Operations of Raymond. He serves also as a trustee of Lemoyne College, which is located in Syracuse, New York.	2003	2007
BOARD MEETINGS AND COMMITTEES OF THE BOARD
       During Fiscal Year 2005, the Board of Directors held a total of eight meetings. The Board of Directors has an Executive Committee, an Audit Committee, an Employee Benefits Committee, a Compensation Committee, and a Nominating Committee. The function, composition, and number of meetings of each of these five committees are described below.
Executive Committee
       Between meetings of the Board of Directors, the Executive Committee has the authority to manage and direct all of our business and affairs, insofar as such authority may be legally delegated and except as may be limited from time to time by resolutions of the Board of Directors. The members of the Executive Committee are Directors Bidlack (Chairman), Johnson, Lemcke and Van Rees. The Executive Committee did not meet during Fiscal Year 2005.
Audit Committee
       The Audit Committee: (a) is responsible for the appointment, compensation and retention of our independent auditors and for oversight of their work; (b) approves all audit engagement fees and terms, as well as significant non-audit engagements; (c) meets and discusses directly with our independent auditors their audit work and related matters; and (d) oversees and performs such investigations with respect to our internal and external auditing procedures and affairs as the Audit Committee deems necessary or advisable and as may be required by applicable law. The current charter for our Audit Committee sets forth specifically the duties and responsibilities of the Committee. It was attached as Appendix A to the proxy statement for our 2004 annual meeting of stockholders. The members of the Audit Committee are Directors Denninger (Chairman), Berkeley, Bidlack and Lemcke. The Audit Committee held five meetings during Fiscal Year 2005.
      The Board of Directors has determined that the Audit Committee has at least one audit committee financial expert, Director William C. Denninger. Mr. Denninger and each of the other members of the Audit Committee is “independent” in accordance with the current listing standards of the American Stock Exchange.
      The Audit Committee’s report relating to Fiscal Year 2005 appears on page 16 of this proxy statement.

Employee Benefits Committee
       The Employee Benefits Committee reviews the performance of the plan administrator of each of our Retirement Income Plan, Incentive Savings Plan, Group Hospitalization Plan, Medical Plan, Major Medical Plan, Life Insurance Plan, Long-Term Disability Plan, Employee Stock Ownership Plan and any other employee benefit plan we maintain for which a named fiduciary is designated. The Employee Benefits Committee reviews and reports to the Board of Directors on the performance of the Incentive Savings Plan trustee and the Retirement Income Plan trustee in investing, managing and controlling plan assets. The Employee Benefits Committee has authority: (a) to establish a funding policy and method consistent with the objectives of the Retirement Income Plan; (b) to recommend changes in the plans and changes in any plan trustee or administrator; and (c) subject to the further action of the Board of Directors, to amend any of the plans, other than the Retirement Income Plan, the Incentive Savings Plan and the Employee Stock Ownership Plan. The members of the Employee Benefits Committee are Directors Van Rees (Chairman), Berkeley, Bidlack and Denninger. The Employee Benefits Committee held three meetings during Fiscal Year 2005.
Compensation Committee
       The Compensation Committee: (a) reviews and determines annually salaries, bonuses and other forms of compensation paid to our executive officers and management; (b) approves recipients of awards of incentive stock options and non-qualified stock options and establishes the number of shares and other terms applicable to such awards; and (c) construes the provisions of and generally administers the 1995 Incentive Plan to Increase Shareholder Value and the 2000 Incentive Plan to Increase Shareholder Value. The members of the Compensation Committee are Directors Lemcke (Chairman), Berkeley, Bidlack, Malvaso and Van Rees. The Compensation Committee held two meetings during Fiscal Year 2005. The Compensation Committee’s report relating to Fiscal Year 2005 appears on page 13 of this proxy statement.
Nominating Committee
       The Nominating Committee has authority to evaluate, interview and nominate candidates for election to the Board of Directors. The Nominating Committee held two meetings during Fiscal Year 2005. The members of the Nominating Committee are Directors Van Rees (Chairman), Bidlack and Malvaso. All members of the Nominating Committee are “independent” in accordance with the current listing standards of the American Stock Exchange.
      The Charter of the Nominating Committee was attached as Appendix B to the proxy statement for our 2004 annual meeting of stockholders.
      In identifying and evaluating nominees for director, the Nominating Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board; and a firm commitment to the interests of stockholders.
      In addition, the Nominating Committee will take into consideration such other factors as it deems appropriate. These factors may include knowledge of the Company’s industry and markets, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Nominating Committee may consider, among other factors, experience or expertise in some of the following areas: the heat-transfer industry, global business, science and technology, competitive positioning, corporate governance, finance or economics, and public affairs.
      Pursuant to our By-laws, stockholders of record entitled to vote in the election of Directors at any annual meeting may recommend individuals for consideration by the Nominating Committee as potential nominees by submitting written recommendations to our corporate secretary no later than (a) 60 days in advance of the annual meeting, if the annual meeting is to be held within 30 days preceding the anniversary of the previous year’s annual meeting, or (b) 90 days in advance of the annual meeting, if the annual meeting is to be held on or after the anniversary of the previous year’s annual meeting. For an annual meeting of stockholders held at a time other than within these time periods, or for a special meeting of stockholders for the election of Directors, notice must be submitted no later than the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders.

      Stockholder recommendations must contain: (a) each nominee’s name, age, business and residence addresses; (b) principal occupation or employment; (c) the nominee’s written consent to serve as a Director; and (d) information that would be required to be included in a proxy statement filed pursuant to applicable rules of the Securities and Exchange Commission. In addition, any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records as well as the class and number of our shares owned of record and the dates he or she acquired such shares. The stockholder also must describe all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are made by the stockholder. Furthermore, the stockholder must identify any person employed, retained, or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such nominee, and briefly describe the terms of such employment, retainer or arrangement for compensation.
      The Nominating Committee will evaluate nominees proposed by stockholders using the same criteria, and in the same manner, as described above for other nominees.
Meeting Attendance
       Each Director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of all committees of the Board of Directors on which he or she served (during the periods that he or she served). All Directors who were members of the Board at the time attended the Company’s 2004 annual meeting of stockholders.
Communications from Security Holders
       Stockholders may send communications to the Board, or to individual directors, to the attention of: Cornelius S. Van Rees, Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Secretary will convey all such communications to the Board, or if addressed to an individual member of the Board, to that Director.
COMPENSATION OF DIRECTORS
       The Board has one employee-Director who does not receive any remuneration for his service on the Board of Directors or on any committee of the Board.
      Each of our non-employee Directors receives an annual fee of $15,000 for service on the Board of Directors. Additionally, each non-employee Director receives a fee of $1,000 for each Board or committee meeting attended, except that if such meeting is held by telephone conference call or by unanimous written consent, the fee is reduced to $500. If a Board and/or one or more committees meet on the same day, a full meeting fee is paid for one meeting and one-half of the meeting fee is paid for each additional meeting attended that day. Each non-employee Director who serves on the Executive Committee receives an additional annual fee of $5,000 for such service. The Chairman of the Board of Directors receives an additional annual fee of $10,000 for such service. The Chairman of the Audit Committee receives an additional annual fee of $5,000 and the chairman of each other committee receives an additional annual fee of $2,000.
      Non-employee Directors participate in the Outside Directors’ Long-Term Incentive Plan (the “LTIP”). Under the LTIP, for the first five fiscal years in which our net income meets or exceeds 100% of the Board of Directors’ approved budget for such year, starting with 1996 for Directors in office at that time and starting with election to the Board of Directors for new Directors, each non-employee Director will be credited with share equivalent units (“SEUs”). Each SEU is valued at the market value of one share of our common stock on the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited (“Valuation Date”). The number of SEUs to be credited is determined by dividing the value of one SEU into $10,000. Upon termination of a Director’s service on the Board of Directors, but not before, SEUs become redeemable, at our option, for either (a) a commensurate number of shares of our common stock or (b) the cash value of a commensurate number of shares of our common stock as of the termination of service date.
      In the event that we elect under the LTIP to redeem a Director’s SEUs for cash representing a commensurate number of our shares of our common stock, the cash value will be determined by multiplying the number of SEUs held by such Director on the date of his or her termination from service multiplied by the closing price of our stock on the date of such termination (the “FMV”); provided, however, that the cash value of each SEU may not exceed the greater of $16.00 per share or the Valuation Date price. In the event that we elect to redeem a Director’s SEUs for a commensurate number of shares of our common stock, the number of shares we pay to such Director shall be determined as follows: (a) if the FMV is at or below the Valuation Date price, each SEU will be redeemed for one share of common stock; (b) if the FMV is greater than the Valuation Date price but less than $16.00 per share, each SEU will be redeemed for one share of our common stock; (c) if the FMV is greater than $16.00 per share and the Valuation Date price was less than or equal to $16.00 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times $16.00 and dividing the product by the FMV; and (d) if the FMV is greater than the Valuation Date price and the Valuation Date price was greater than $16.00 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times the Valuation Date price and dividing the product by the FMV.
      Pursuant to the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value (the “Incentive Plan”), each of our non-employee Directors was to be granted, annually for four years, an option to purchase 2,250 shares of our common stock at its closing price on the American Stock Exchange on the date of each grant, subject to availability under the Incentive Plan of unissued options reserved for Directors. However, no shares reserved for any non-employee Directors remain in the Incentive Plan and no grants from it were made to any non-employee Director during Fiscal Year 2005.
      During Fiscal Year 2005, each of our non-employee Directors on October 28, 2004 was granted an option to purchase 1,000 shares of our common stock at its closing price on the American Stock Exchange on the date of grant, pursuant to the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value.
EXECUTIVE OFFICERS
       We are currently served by the following executive officers, who are elected by the Board of Directors and serve until their respective successors are elected and qualified:
      William C. Johnson, age 42, is our President and Chief Executive Officer. Before joining us in November 2004, Mr. Johnson had served since October 1999 as Senior Vice President and General Manager of ESAB Welding and Cutting Equipment, a manufacturer of welding equipment and cutting machines.
      J. Ronald Hansen, age 58, has been our Vice President-Finance & Administration and Chief Financial Officer since 1993. He has been employed with us since 1993.
      James R. Lines, age 44, has been our Vice President and General Manager since 2005. Previously, and from 1995 to 2005, he served as our Vice President-Marketing & Sales. He has been employed with us since 1984.
      Stephen P. Northrup, age 53, has been our Vice President and Chief Technology Officer since 2005. Previously, and from 1995 to 2005, he served as our Vice President-Engineering. He has been employed with us since 1973.

EXECUTIVE COMPENSATION
       The following table sets forth the annual compensation for services to us in all capacities for the past three fiscal years for our Chief Executive Officer and our three most highly compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers on March 31, 2005, the last day of Fiscal Year 2005 (collectively, the “named executive officers”). It also includes compensation for two executive officers who left our service during the fiscal year.
SUMMARY COMPENSATION TABLE

							Long-Term
		Annual Compensation					Compensation
					Other Annual		Securities	All Other
	Fiscal	Salary		Bonus	Compensation		Underlying	Compensation
Name and Principal Position	Year	($)(1)		($)(2)	($)		Options/SARs(#)	$(3)(4)(5)(6)(7)(8)(9)

William C. Johnson	2005	80,140	(10)	–0–	–0–		18,000	125,338
President and	2004	—		—	—		—	—
Chief Executive Officer	2003	—		—	—		—	—
J. Ronald Hansen	2005	146,931		–0–	31,816	(11)	3,000	–0–
Vice President — Finance &
Administration and	2004	146,931		–0–	23,387	(11)	3,000	86,475
Chief Financial Officer	2003	146,931		–0–	–0–		3,000	14,050
James R. Lines	2005	137,966		–0–	12,109	(11)	3,000	14,762
Vice President and	2004	137,966		–0–	8,606	(11)	3,000	43,132
General Manager	2003	137,966		–0–	–0–		3,000	7,442
Stephen P. Northrup	2005	137,966		–0–	–0–		3,000	41,476
Vice President and	2004	137,966		–0–	25,558	(11)	3,000	86,960
Chief Technology Officer	2003	137,966		–0–	–0–		3,000	6,054
Alvaro Cadena	2005	176,233		–0–	58,175	(11)	–0–	98,714
Retired President	2004	234,978		–0–	–0–		6,000	113,160
and Chief Executive Officer	2003	234,978		–0–	–0–		6,000	14,050
Philip Marks	2005	108,593		–0–	63,558	(11)	3,000	46,157
Former Vice President —	2004	120,922		–0–	–0–		3,000	4,010
Manufacturing	2003	118,456		–0–	–0–		3,000	7,540

(1)	The figures shown include amounts (if any) deferred by the named executive officers pursuant to section 401(k) of the Internal Revenue Code as deferred contingent salary. Amounts deferred under section 401(k) of the Internal Revenue Code are deposited in the named executive officer’s 401(k) account for investment and payment according to the terms of our Incentive Savings Plan.

(2)	Bonus amounts are deferred to the following fiscal year and are contingent upon attainment of predetermined performance goals. No bonus was paid to any named executive officer with respect to Fiscal Years 2003 through 2005.

(3)	Includes premiums paid on insurance policies on each of the named executive officers as follows: Mr. Hansen — $8,032 for our fiscal year ended March 31, 2003 (“Fiscal Year 2003”); Mr. Lines — $4,417 for Fiscal Year 2003 and $2,160 for Fiscal Year 2005; Mr. Northrup — $6,054 for Fiscal Year 2003; Mr. Cadena — $14,050 for Fiscal Year 2003; and Mr. Marks — $7,540 for Fiscal Year 2003.

(4)	Includes for Mr. Johnson $125,338 in relocation and related expenses in connection with his commencement of service as our President and Chief Executive Officer.

(5)	Includes for Mr. Lines payment for published professional articles of $3,025 for Fiscal Year 2003 and $1,375 for our fiscal year ended March 31, 2004 (“Fiscal Year 2004”) and also payment in lieu of vacation of $2,653 for Fiscal Year 2005.

(6)	Includes for Mr. Northrup a long-term service award of $5,306 for Fiscal Year 2004.

(7)	Includes cash proceeds received in Fiscal Year 2004 upon termination of split-dollar life insurance policies maintained by us as follows: Mr. Hansen — $86,475; Mr. Lines — $41,757; Mr. Marks — $4,010; Mr. Northrup — $81,654; Mr. Cadena — $63,847. Also includes for Fiscal Year 2004 the cash surrender value of $49,313 for life insurance policies transferred by us to Mr. Cadena as part of our termination of our split-dollar insurance benefit. Our termination of our split-dollar life insurance program realized a tax benefit to us in Fiscal Year 2004 of approximately $130,000 and brings an annual net cost saving of approximately $48,000.

(8)	Includes for Mr. Cadena with respect to Fiscal Year 2005 payment in lieu of vacation of $39,314, a long- term service award of $13,556 and payment of $45,844 pursuant to a post-retirement consultation agreement between Mr. Cadena and us.

(9)	Includes for Mr. Marks with respect to Fiscal Year 2005 payment in lieu of vacation of $22,805 and $23,352 paid to Mr. Marks following the conclusion of his service with us pursuant to the employment agreement between Mr. Marks and us.

(10)	Mr. Johnson’s salary commenced November 29, 2004.

(11)	Represents gain from sale of stock acquired by exercising stock options.
Stock Options
       The following table indicates the total number of stock options we granted to each named executive officer during Fiscal Year 2005.
Option/ SAR Grants During Fiscal Year 2005

	Individual Grants				Potential Realizable
					Value at Assumed
		Percent of			Annual Rates of
	Number of	Total			Stock Price
	Securities	Options/SARs	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)(1)	Fiscal Year (%)	($/Share)	Date	5% ($)	10% ($)

William C. Johnson	18,000	60.0%	13.00	12/2/14	147,161	372,936
J. Ronald Hansen	3,000	10.0%	12.50	10/28/14	23,584	59,765
James R. Lines	3,000	10.0%	12.50	10/28/14	23,584	59,765
Stephen P. Northrup	3,000	10.0%	12.50	10/28/14	23,584	59,765
Philip Marks	3,000	10.0%	12.50	10/28/14	23,584	59,765

(1)	All stock options are currently vested, non-qualified stock options.
      The following table indicates the total number of exercisable and unexercisable stock options held by each named executive officer on March 31, 2005, the last day of Fiscal Year 2005, and the value.
Aggregated Option/ SAR Exercises in Fiscal Year 2005
and Fiscal Year-End Option/ SAR Values

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised In-the-
	on	Value	Options/SARs at Fiscal		Money Options/SARs at
	Exercise	Realized	Year-End (#)		Fiscal Year-End ($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William C. Johnson	–0–	–0–	18,000	–0–	76,500	–0–
J. Ronald Hansen	9,000	31,816	4,200	–0–	14,250	–0–
James R. Lines	3,000	12,109	13,200	–0–	122,000	–0–
Stephen P. Northrup	–0–	–0–	16,200	–0–	147,450	–0–
Alvaro Cadena	7,700	58,175	36,815	–0–	230,493	–0–
Philip Marks	12,340	63,558	3,000	–0–	14,250	–0–

(1)	Based on the closing price of our common stock on March 31, 2005, which was $17.25 per share.

Pension Plans
       The following table sets forth straight-life annuity amounts without regard to offsets for social security benefits. Benefits listed in the table are subject to a deduction of an amount equal to 50% of an eligible employee’s estimated primary social security benefit.
Pension Plan Table

	Years of Service
Remuneration ($)	15	20	25	30/35

100,000	$25,000	$33,333	$41,670	$50,000
125,000	$31,250	$41,662	$52,088	$62,500
150,000	$37,500	$49,995	$62,505	$75,000
160,000	$40,000	$53,333	$67,667	$80,000
175,000(1)	$43,750	$58,328	$72,922	$87,500
260,000(1)	$65,000	$86,667	$108,334	$130,000

(1)	For the U.S. Retirement Income Plan (as defined below), with respect to Fiscal Year 2004, $205,000 was the maximum amount of compensation that could be used as the basis for determining benefits under applicable law; for Fiscal Year 2005 the amount was $210,000. For the Supplemental Plan (as defined below), with respect to Fiscal Year 2004 only base salary over $205,000 was used as the basis for determining benefits and for Fiscal Year 2005 only base salary over $210,000 was used as such basis.
      Our Retirement Income Plan is a defined benefit pension plan for the benefit of our eligible domestic employees and the eligible domestic employees of our United States subsidiaries (the “U.S. Retirement Income Plan”). The U.S. Retirement Income Plan takes income into account for future benefits on a calendar year basis. The portion of Fiscal Year 2005 compensation that is taken into account by the U.S. Retirement Income Plan for the purpose of calculating future pension benefits is as follows: $146,931 for Mr. Hansen; $137,966 for Mr. Lines; $137,966 for Mr. Northrup; $176,233 for Mr. Cadena; and $108,593 for Mr. Marks.
      The approximate years of creditable service as of June 10, 2005 of each of the named executive officers eligible to participate in the U.S. Retirement Income Plan are as follows: 12 years for Mr. Hansen; 21 years for Mr. Lines; and 31 years for Mr. Northrup.
      In addition to the U.S. Retirement Income Plan, we maintain a Supplemental Executive Retirement Plan (the “Supplemental Plan”) that is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the U.S. Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by sections 415(b) and (e) of the Internal Revenue Code. Any of our officers whose base salary exceeded $200,000 in 2005, or will exceed $200,000 in 2006, are eligible to participate in the Supplemental Plan. Currently none of our named executive officers are eligible to participate in the Supplemental Plan. The Supplemental Plan takes income into account for future benefits on a calendar year basis. With respect to Fiscal Year 2005, no compensation for any officer was taken into account by the Supplemental Plan for the purpose of calculating future benefits.
      We also maintain a Defined Contribution Pension Plan. Under the Defined Contribution Pension Plan, eligible participants with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a profit sharing contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $210,000 of compensation. The amounts allocated to participants under the profit sharing contribution plan vest after five years of employment. Mr. Johnson participated in such plan during Fiscal Year 2005.
Employment Contracts, Termination of Employment and
Change in Control Arrangements
       Mr. Johnson is party to a letter agreement with us that provides for his receipt of a base salary of $235,000 per year, as well as an annual cash bonus if our returns on capital employed and the personal goals set for Mr. Johnson by the Compensation Committee are attained. Mr. Johnson’s agreement also provides for him to participate in the Defined Contribution Pension Plan and provides for our payment to him of certain relocation and club dues. The agreement further provides that if we terminate Mr. Johnson for any reason other than for cause he will receive a severance payment equal to one year’s base salary.
      Mr. Hansen, Mr. Lines and Mr. Northrup each have a one-year Employment Agreement with us that is renewable upon the parties’ mutual consent for additional periods. Mr. Marks, while an officer of ours, was party to such an agreement. Each such Employment Agreement has a termination provision that, in certain circumstances, entitles each named executive officer to a payment equal to 12 months’ base salary upon the termination of employment.
      Mr. Hansen is party to a Senior Executive Severance Agreement with the Company. His agreement provides that in the event of a change in control (defined generally as an acquisition of 25% or more of our outstanding voting shares, or a change in the majority of the Board of Directors as the result of any tender offer or business combination) effected by a third person, Mr. Hansen is entitled to three years’ compensation, including bonuses, if his employment is terminated within two years of such a change in control.
      Mr. Cadena is party to an agreement with us that became effective upon his retirement in November 2004. This agreement provides for Mr. Cadena’s engagement by us as an independent consultant, commencing January 1, 2005 and continuing to the date Mr. Cadena attains the age of 65, subject to the conditions set forth in the agreement. For example, the agreement sets forth consulting fees and number of days per annum for providing consulting services. We have agreed to provide specified medical, dental and insurance benefits to Mr. Cadena during the consulting period and Mr. Cadena has agreed not to compete against us or to use our confidential information during that period.
Compensation Committee Interlocks and Insider Participation
       The members of our Compensation Committee during Fiscal Year 2005 were Directors Lemcke (Chairman) Berkeley, Bidlack, Malvaso and Van Rees. Director Van Rees is our corporate secretary but receives no compensation for his service in such capacity. Mr. Van Rees participated in the Board of Directors’ deliberations regarding compensation of all of our compensated officers.
      Except as set forth herein under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements” and under the heading “Certain Relationships and Related Transactions,” no member of our compensation committee: (i) was an officer or employee of ours or any of our subsidiaries during Fiscal Year 2005; (ii) was formerly an officer of ours or any of our subsidiaries; or (iii) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, none of our named executive officers served: (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) as a director of another entity, one of whose executive officers served on our compensation committee; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.
Compensation Committee Report on Executive Compensation
       Our Compensation Committee establishes levels of cash compensation and forms and amounts of non-cash compensation for our executive officers and our subsidiaries’ executive officers. The guiding principles of our Compensation Committee are as follows:

•	To provide a reasonable level of compensation sufficient to attract and retain executive personnel best suited by training, ability, and other relevant criteria for the management requirements of our company.

•	To balance base compensation (non-contingent) and incentive compensation (contingent upon performance) for the purpose of motivating executive personnel.

•	To determine the extent and method of aligning the financial interest of our executive personnel with the interest of our stockholders in the appreciation of their investment.
      Decisions regarding executive compensation made during Fiscal Year 2005 involved considerations related to hiring a new Chief Executive Officer as well as the perceived need to align incentives properly for our executive officers. The Compensation Committee took these factors into account with respect to base salary decisions and also with respect to stock option grants to our new Chief Executive Officer and to our other executive officers.
      During Fiscal Year 2005, the Compensation Committee maintained the base salary for the position of Chief Executive Officer substantially at the same level as the previous year. For our other executive officers the Committee increased base salaries, effective April 1, 2005, to align such salaries closer to the median salary range for comparably situated companies. We believe that compensation for our Chief Executive Officer and other executive officers stands approximately at the median for similarly situated executive officers of companies both in our industry and our geographic region. We also believe that non-cash compensation, in the form of stock options, is below that offered by comparably-sized companies both in our industry and our geographic region. In determining Chief Executive Officer compensation we took into account Mr. Johnson’s prior achievements and employment history, as well as the company’s need to recruit a Chief Executive Officer with his talent and proven track record.
      In the interest of linking corporate performance to officer compensation while maintaining competitive overall nominal salary rates, a portion of compensation for each named executive officer is a contingent bonus. The bonus is payable, on a deferred basis, only following the end of each fiscal year, and payment is subject to attainment of performance-based goals for the year by us and by each named executive officer individually. Under this arrangement, a target performance-based amount for each eligible officer, representing a percentage of base salary, is recommended to the Compensation Committee annually by the Chief Executive Officer. Similarly, a target performance-based amount for the Chief Executive Officer is determined by the Compensation Committee. We must meet a predetermined earnings threshold in order for any eligible officer to receive performance-based pay. The actual amount of performance-based pay earned, if any, depends upon the degree of attainment of goals established by the Compensation Committee for each year in the following areas: corporate and subsidiary net income and working capital employed and an individual performance goal for each officer. These determinations were based on the Compensation Committee’s review of pertinent data with reference to literature in the field and to industry practices for comparably-sized companies and expectations of attainable results under existing market conditions.
      No bonus was paid to any named executive officer for Fiscal Year 2005.
      In Fiscal Year 2005, we granted stock options to our Chief Executive Officer and other named executive officers. These stock option grants were made pursuant to our 1995 and 2000 Incentive Plans to Increase Shareholder Value for the purpose of further increasing incentives for our officers to increase shareholder value. No stock appreciation rights or other forms of equity compensation were granted in Fiscal Year 2005.

Compensation Committee:

H. Russel Lemcke, Chairman
Helen H. Berkeley
Jerald D. Bidlack
James J. Malvaso
Cornelius S. Van Rees
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
       During Fiscal Year 2005, all of our Directors, executive officers and more than 10% stockholders complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934. In making this statement, we have relied on the written representations of our Directors, executive officers and more than 10% stockholders and copies of the reports that they have filed with the Securities and Exchange Commission.

STOCK PRICE PERFORMANCE GRAPH
       Our common stock is traded on the American Stock Exchange under the symbol “GHM.” Set forth below is a line graph comparing, (a) the cumulative stockholder return on our common stock for a five-year period beginning with the last trade of our common stock on March 31, 2000, to (b) the cumulative total return of companies on the American Stock Exchange Market Value Index (the “AMEX Index”) over the same period and (c) a selection of peer group public companies, each of which shares a Standardized Industrial Classification code with us and each of which either competes with us as to one or more product lines or one or more market segments (the “Peer Group”).
Comparison of 5 Year Cumulative Total Return
Among Graham Corporation, The AMEX Market Value (U.S. & Foreign) Index
and a Peer Group
       The Peer Group public companies selected by us for comparison in the line graph consist of the following manufacturing companies: Flowserve Corp., Paul Mueller Co., and Selas Corp. of America.
      This line graph above assumes an investment of $100 on March 31, 2000 in (a) our common stock, (b) the stocks comprising the AMEX Index and (c) the stocks of the Peer Group public companies. Total returns assume the reinvestment of dividends.
      Our stock performance may not continue into the future with the trends similar to those depicted in the line graph above. We neither make nor endorse any predictions as to our future stock performance.

REPORT OF THE AUDIT COMMITTEE
       The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment and oversight of our independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors, Deloitte & Touche LLP (“Deloitte & Touche”), are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Under its written charter, the Audit Committee has the authority to conduct any inquiry appropriate to fulfilling its responsibilities, has direct access to the independent auditors as well as all of our personnel, and has the ability to retain, at our expense, legal counsel and accounting or other consultants or experts it deems necessary in the performance of its duties.
      The Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended March 31, 2005 with management and Deloitte & Touche. The Audit Committee has also discussed and reviewed with Deloitte & Touche the matters required to be discussed by Statements on Auditing Standards No. 61 — “Communications with Audit Committees,” as amended. In addition, the written disclosures and the letter required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board were discussed and reviewed by the Audit Committee with Deloitte & Touche and the Audit Committee discussed with Deloitte & Touche any relationships that may impact their objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

William C. Denninger, Chairman
Helen H. Berkeley
Jerald D. Bidlack
H. Russel Lemcke

PROPOSAL 2:
RATIFICATION OF INDEPENDENT AUDITORS
       The Audit Committee of the Board of Directors has selected Deloitte & Touche as our independent auditors for Fiscal Year 2006. This selection will be presented to our stockholders for approval at the annual meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and, unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal. If our stockholders do not approve of the selection of Deloitte & Touche, the Audit Committee will reconsider its choice. We have been advised by Deloitte & Touche that they are independent auditors with respect to us within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act.
      A representative from Deloitte & Touche is expected to be at the annual meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions during the meeting.
Fees Paid to Deloitte & Touche LLP
       We paid the following fees to Deloitte & Touche for Fiscal Year 2005 and Fiscal Year 2004:

	Fiscal Year	Fiscal Year
	2005	2004

Audit Fees	$74,580	$84,630
Audit-Related Fees	65,540	22,095
Tax Fees	51,325	44,453
All Other Fees	0	0

TOTAL	$191,445	$151,178

      Audit fees for each of Fiscal Year 2005 and Fiscal Year 2004 included fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q and reviews of our registration statements. For Fiscal Year 2005, audit-related fees included fees associated with employee benefit plan audits, assistance with responses to Securities and Exchange Commission comment letters, consultation regarding revenue recognition policy change, consultation regarding the discontinuance of our operations in the United Kingdom, consultation regarding restatement of prior year financial statements, and out-of-pocket expenses billed. For Fiscal Year 2004, audit-related fees included fees associated with employee benefit plan audits, review of accounting for benefit plan curtailment, and out-of-pocket expenses billed.
      For each of Fiscal Year 2005 and Fiscal Year 2004, tax fees primarily included tax compliance, tax consulting and tax planning services, as well as out-of-pocket expenses billed.
      We did not pay any fees to Deloitte & Touche during the last two fiscal years for financial system design and implementation.
      The Audit Committee has determined that the provision of non-audit services described above has not compromised the independence of Deloitte & Touche.
      The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent auditor. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next subsequent Audit Committee meeting. The Audit Committee monitors the services rendered and actual fees paid to the independent auditors quarterly to ensure such services are within the scope of approval. None of the fees described under Audit Related Fees, Tax Fees or All Other Fees above were approved pursuant to the waiver provisions described in 17 CFR 210.2-01(c)(7)(i)(C), whereby the requirement for pre-approval of audit or non-audit services may be waived under certain circumstances.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT
OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Long-Term Stock Ownership Plan
       At our annual meeting for our fiscal year ended March 31, 2000, our stockholders approved the Long-Term Stock Ownership Plan of Graham Corporation. Certain of our Directors and named executive officers are participants in this plan and are indebted to us for a balance due on the purchase of shares of our common stock at the closing price on the American Stock Exchange on the date of purchase, which was April 5, 2001.
      As of June 10, 2005, pursuant to the terms of both a stock subscription agreement executed by each participant in this plan and a note executed by each such person, Mr. Hansen is indebted to us in the amount of $10,597 and Mr. Northrup is indebted to us in the amount of $10,074. Of the Director participants as of the same date, Mr. Bidlack is indebted to us for $37,532, Mr. Lemcke for $35,744 and Mr. Van Rees for $37,532. The largest aggregate amount of indebtedness to us by each participating officer since the beginning of our last fiscal year was $12,111 for Mr. Hansen and $11,994 for Mr. Northrup. The largest aggregate amount of indebtedness outstanding during such fiscal year for each participating Director was $42,896 for Mr. Bidlack, $44,684 for Mr. Lemcke and $44,684 for Mr. Van Rees. Each subscription agreement states that 18 months after purchasing the shares of common stock, a participant is entitled to sell up to 50% of his shares and that the participant agrees to hold the remainder of his shares until such time as he terminates employment with us or his service as a Director ends. The terms of each note require the participant to repay the balance of the note in thirty-two equal consecutive quarterly installments beginning on June 30, 2002.
      The loans are interest-free during a participant’s employment or service as Director. Interest on each note is imputed as income to each participant at the applicable federal rate established by the Internal Revenue Service. Shares remain in our custody until a participant’s note is paid in full, unless the participant sells his shares (when and to the extent permitted). Each note provides that until it is paid in full, any shares sold will be sold through a broker who will forward any proceeds, less expenses, to us to pay off all or a portion of such note. Each note also contains provisions that grant a security interest to us in the purchased shares and any proceeds from any subsequent sale of the purchased shares. If a participant ceases to be an officer or director any time after 18 months after purchase, the participant may sell all or a portion of his shares. However, because the subscription agreement states that no participant may sell any shares prior to 18 months after purchase, if a participant ceases to be an officer or director prior to 18 months after purchase, such participant has the discretion to retain or sell all or a portion of his shares only if we waive our rights under that provision in such participant’s subscription agreement.
      The Sarbanes–Oxley Act that became law on July 30, 2002 prohibits any further loans under the Long-Term Stock Ownership Plan. It also prohibits renewal, or any material modification of the terms, of any of the loans outstanding under the plan.
Consultation Agreements
       Director Cornelius S. Van Rees, Secretary to the Company, is party to a consultation agreement with us whereby he is compensated $22,000 annually to consult with us regarding legal matters.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
       In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our annual meeting of stockholders for our fiscal year ending March 31, 2006, we must receive the proposal no later than March 1, 2006. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2006 annual meeting. Pursuant to our By-laws, stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 may be brought before the 2006 annual meeting only if written notice of the proposal is delivered to our corporate secretary by May 29, 2006, and if a stockholder complies with all of the other applicable provisions of our By-laws. All such stockholder notices and proposals should be delivered to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

ANNUAL REPORT
       A copy of our annual report containing financial statements for Fiscal Year 2005, prepared in conformity with generally accepted accounting principles in the U.S., accompanies this proxy statement. To obtain a copy of our annual report on Form 10-K without charge, please address your request to Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York 14020.
OTHER MATTERS
       The Board of Directors does not know of any other matters that may be presented for action at the annual meeting. Should any other matters come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

By Order of the Board of Directors

WILLIAM C. JOHNSON
President & Chief Executive Officer
Dated: June 28, 2005

GRAHAM CORPORATION
20 Florence Avenue
Batavia, New York 14020
www.graham-mfg.com

PROXY 2005

GRAHAM CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jerald D. Bidlack and James J. Malvaso, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held at the Holiday Inn-Airport, 911 Brooks Avenue, Rochester, New York 14624 on Thursday, July 28, 2005 at 11:00 a.m., and any adjournment thereof, and to vote in accordance with the following instructions the number of shares the undersigned would be entitled to vote if personally present at such meeting:

Address Change/Comments (Mark the corresponding box on the reverse side)

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.	Please ☐ Mark Here for Address Change or Comments SEE REVERSE SIDE

1.	Election of Directors	FOR nominee(s) listed except as marked to the contrary		WITHHOLD AUTHORITY for all nominees

01 02 03	William C. Denninger to serve until 2008 H. Russel Lemcke to serve until 2008 Cornelius S. Van Rees to serve until 2008	☐		☐

Withheld for the nominee you list below: (Write that nominee’s name in the space provided below.)

2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, to vote upon all other matters as may be properly brought before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees and FOR ratification of the appointment of auditors.

☐	To help our preparation for the meeting, please check here if you plan to attend.

Please sign exactly as name(s) appears on this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may, of course, vote in person. The space below may be used for any questions or comments you may have.

SIGNATURE _______________________________________ SIGNATURE _______________________________________ DATE ___________________

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GRAHAM CORPORATION	CONFIDENTIAL VOTING INSTRUCTION

This Instruction is solicited by the Employee Benefits Committee of Graham Corporation
as a named fiduciary for the
EMPLOYEE STOCK OWNERSHIP PLAN OF GRAHAM CORPORATION (“Plan”)
For the Annual Meeting of Stockholders to be held on July 28, 2005

          The undersigned Participant, Former Participant or Beneficiary of a deceased Former Participant in the Plan (the “Instructor”) hereby provides the voting instructions hereinafter specified to the Employee Benefits Committee of Graham Corporation (the “Committee”), which instructions shall be taken into account in directing the Trustee of the Plan to vote, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock (the “Shares”) of Graham Corporation (the “Corporation”) which are held by the Trustee of the Plan, in its capacity as Trustee, as of June 10, 2005 (the “Record Date”) at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) to be held at the Holiday Inn-Airport, 911 Brooks Avenue, Rochester, New York 14624, on July 28, 2005 at 11:00 a.m., or at any adjournment thereof.

          As to the nominees and proposals listed on the reverse side hereof and as more particularly described in the Corporation’s Proxy Statement dated June 28, 2005, the Committee will give voting directions to the Trustee of the Plan. Such directions will reflect the voting instructions filed by the Instructor on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Committee dated June 28, 2005.

          As to other matters which may properly come before the Annual Meeting, the Trustee will be instructed to vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

          The instructions set forth on the reverse side hereof will be taken into account as described above in directing the Trustee of the Plan how to vote the Shares of the Corporation held by it as of the Record Date in its capacity as Trustee, provided this card is received by the Burke Group by July 21, 2005.

Please mark, sign and date this voting instruction card on the reverse side and return it in the enclosed envelope.

IF THIS VOTING INSTRUCTION IS SIGNED BUT NO DIRECTION IS GIVEN, THIS VOTING INSTRUCTION CARD WILL BE DEEMED TO INSTRUCT VOTES “FOR” THE ELECTION OF THE NOMINEES AND “FOR” PROPOSAL 2.

ESOP COMMON (as of 6/10/05)	PLEASE MARK YOUR CHOICE LIKE THIS: IN BLUE OR BLACK INK.

The Board of Directors Recommends a Vote “For” the election of nominees and “For” proposal 2.

1.	Election of Directors	FOR	WITHHOLD	2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the period April 1, 2005 through March 31, 2006.
For a three-year Term
	William C. Denninger	☐	☐		FOR	AGAINST	ABSTAIN*
	H. Russel Lemcke	☐	☐		☐	☐	☐
	Cornelius S. Van Rees	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned hereby instructs the Committee to direct the Trustee of the Plan to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt of the letter from the Committee dated June 28, 2005, a Notice of Annual Meeting of Stockholders of Graham Corporation and a Proxy Statement for the Annual Meeting.

Date

Signature

Signature

Please sign exactly as your name appears on this instruction. Each owner of shares held jointly must sign this voting instruction. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies must be signed by an authorized officer.

*	For purposes of the unallocated Shares held by the Employee Stock Ownership Plan, abstention is equivalent to not voting.

Employee Benefits Committee

June 28, 2005

Dear Plan Accountholder:

The Employee Stock Ownership Plan of Graham Corporation (“ESOP”) has a related trust (the “ESOP Trust”) which owns common stock of Graham Corporation (“Graham”). GreatBanc Trust Company as trustee of the ESOP is a stockholder of Graham and may vote on matters presented for stockholder action at Graham’s 2005 Annual Meeting of Stockholders scheduled to be held on July 28, 2005 (“Annual Meeting”).

The ESOP Trust provides that in casting its vote at the 2005 Annual Meeting, the ESOP Trustee is to follow directions given by Graham’s Employee Benefits Committee (“Committee”). The Committee in turn follows instructions provided by participants, former participants and beneficiaries of deceased former participants with respect to the Graham common stock allocated to their accounts in the ESOP as of June 10, 2005.

The records for the ESOP indicate that you are among the individuals who may give voting instructions. You may give your instructions by completing and signing the enclosed Confidential Voting Instruction Card (“Instruction Card”) and returning it in the envelope provided to the Burke Group, which maintains the records for this plan. The Instruction Card lets you give instructions for each matter expected to be presented for stockholder action at the Annual Meeting. The Committee expects the Burke Group to tabulate the instructions given on a confidential basis and to provide the Committee with only the final results of the tabulation. The final results will be used in directing the ESOP Trustee.

The voting of the common stock held by the ESOP Trust is subject to legal requirements under the Employee Retirement Income Security Act of 1974, as amended. The Committee, in consultation with its legal advisors, considers these requirements in establishing voting instruction procedures and directing the ESOP Trustee how to vote. The remainder of this letter describes the voting procedures which the Committee expects to follow for the 2005 Annual Meeting.

How your voting instructions count depends on whether it was anticipated that the matter being voted upon would be presented for stockholder action at the Annual Meeting; if you had an interest in the ESOP Trust on the proper date; and how large your interest was, as follows:

Anticipated Proposals

If Graham Common Stock Was Allocated to Your Account Under the ESOP Trust as of June 10, 2005

In general, the ESOP Trustee will be directed to vote the number of shares of Graham common stock (if any) held by the ESOP Trust and allocated as of June 10, 2005 to your individual account under the ESOP according to the instructions specified on the reverse side of the Instruction Card. The Instruction Card shows the number of shares of Graham common stock allocated to your individual account under the ESOP Trust as of June 10, 2005. If you do not file the Instruction Card by July 21, 2005, you will be deemed to have instructed the ESOP Trustee to ABSTAIN as to all proposals.

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Instruction Card will be presented for stockholder action at the 2005 Annual Meeting. If this should happen, the ESOP Trustee will be instructed to vote upon such matters in their discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by them.

Your interest in the ESOP Trust offers you the opportunity to participate, as do Graham’s stockholders, in decisions that affect Graham’s future, and we encourage you to take advantage of it. To help you decide how to complete the Instruction Card, enclosed is a copy of the Proxy Statement that is being furnished to all holders of Graham common stock in connection with the 2005 Annual Meeting. Please complete, sign and return your Instruction Card today. Your instructions are important regardless of the size of your interest in the ESOP Trust.

If you have questions regarding the terms of the ESOP, or how to complete the Instruction Card, please call J. Ronald Hansen, Vice President-Finance & Administration at (585) 343-2216.

Sincerely,

EMPLOYEE BENEFITS COMMITTEE
  OF GRAHAM CORPORATION

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Enclosures